77Q1(d)  - Phoenix Insight Funds Trust Amended and Restated
Establishment and Designation of Series and Classes of Shares and Termination of Certain Series of Classes dated June 27, 2006, filed herewith.

77Q1(e)(1) - Investment Advisory Agreement between the Registrant and Phoenix Investment Counsel, Inc., dated May 18, 2006, filed via
Post-Effective Amendment No. 44 (File No. 033-64915) on June 2, 2006 and incorporated by reference herein.

77Q1(e)(2) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Harris Investment Management, Inc., dated May 18, 2006, filed via Post-Effective Amendment No. 44 (File No. 033-64915) on June 2, 2006 and incorporated by reference herein.

77Q1(e)(3) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Seneca Capital Management LLC, dated May 18, 2006, filed via Post-Effective Amendment No. 44 (File No. 033-64915) on June 2, 2006 and incorporated by reference herein.

77Q1(e)(4) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Vontobel Asset Management, Inc., Dated May 18, 2006, filed via Post-Effective Amendment No. 44 (File No. 033-64915) on June 2, 2006 and incorporated by reference herein.

77Q1(f)(1) - Letter from the Registrant pursuant to sub-item 77K, attached herewith.

77Q1(f)(2) - Letter from the independent accountant pursuant to sub-
item 77K, attached herewith.